EXHIBIT 6




                                           AMEMDED
                                          EXHIBIT A



Name of Series                            Reapproval Date      Reapproval Day
--------------                            ---------------      --------------

Dreyfus Core Value Fund                     April 4, 1998      April 4th
Dreyfus Special Growth Fund                 April 4, 1998      April 4th
Dreyfus Premier Managed Income Fund         April 4, 1998      April 4th
Dreyfus Premier Limited Term High
---------------------------------
Income Fund                                 April 4, 1999      April 4th
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